UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2006
ELECTRIC CITY CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337

(State or other jurisdiction of incorporation or organization	(Commission File #)	(IRS Employer Identification No.)
1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410
(Address of principal executive offices)
(847) 437-1666
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Press Release

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On April 21, 2006, Electric City Corp. (“Electric City” or the “Company”) received a notice from the American Stock Exchange (the “Exchange”) informing it that after a review of its most recent Annual Report on Form 10-K the Exchange has determined that the Company is not in compliance with Section 1003(a)(iii) of the Company Guide. Section 1003(a)(iii) requires a listed company to maintain shareholder equity of at least $6 million if it has sustained losses from continuing operations and/or new losses in its most recent five fiscal years.

On May 22, 2006, the Company notified the Exchange of its decision to delist its common stock from the American Stock Exchange. The Company will file the appropriate notification with the Securities and Exchange Commission on June 1, 2006. Trading of the Company’s common stock on the American Stock Exchange will cease with the close of the market on June 11, 2006.
A firm that currently makes a market in the Company’s common stock recently filed a Form 15c2-11 with the NASD seeking approval to begin quoting Electric City’s common stock on the OTC Bulletin Board (OTCBB). If this application is not approved prior to June 12, 2006, the Company’s common stock will trade on the Pink Sheets until trading commences on the OTCBB.
A copy of the press release relating to the matter described above is attached as exhibit 99.1 and incorporated herein by reference.
This Form 8-K contains forward-looking statements regarding trading on the OTCBB. There can be no assurance that the NASD will approve the pending application of a market maker to begin quoting the Company’s common stock on the OTCBB.
Item 9.01 Financial Statements and Exhibits
(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits
99.1	Press release issued by Electric City Corp. dated May 22, 2006

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELECTRIC CITY CORP.:
Dated: May 22, 2006	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Chief Financial Officer & Treasurer